Exhibit 10.1

MATURITY DATE EXTENSION

INNOPUMP, INC. OBLIGATION

SEA CHANGE GROUP, LLC – LENDER

THE UNDERSIGNED, SEA CHANGE GROUP, LLC (the “Lender”), holder of a promissory note dated October 20, 2008 in the original principal amount of $3,445,750 (the “Note”), issued by Innopump, Inc. (the “Company”), hereby consents to the extension of the current Maturity Date of the Note through and including the earlier of (i) July 31, 2009 or (ii) the date on which the Company, or its parent, Versadial, Inc., receives gross proceeds in excess of $7,000,000 from any debt or equity financing closed subsequent to the date hereof (such new date being referred to as the “Maturity Date”).

The  extension of the Maturity Date set forth herein is given in recognition  of (i) the Lender entering into a confession of judgment in favor of  JBCP-24 LLC in the amount of $4,991,218 and (ii)  the Company’s confirming in  writing that it has read and consents to all provisions in the  Forbearance Agreement of the Lender with JBCP-24 LLC dated as of June 30, 2009 which pertain to the confession of judgment issued by the Company to the Lender.

Nothing contained herein shall change any of Company’s obligations under the Note other than the Maturity Date.  All other terms and conditions of the Note are hereby reaffirmed.

IN WITNESS WHEREOF, the undersigned has executed this extension to the Note as of the date set forth below.

Lender:
SEA CHANGE GROUP, LLC

By:  /s/ Geoffrey Donaldson
Name: Geoffrey Donaldson
Title: Managing Member

Effective Date:  June 30, 2009